Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of SI Financial
Group, Inc. on Form S-8 (SEC File No. 333-171880) of our report dated June 29, 2015 appearing in this Annual Report on Form 11-K of the Savings Institute Bank and Trust Company
Profit Sharing and 401(k) Savings Plan for the year ended December 31, 2014.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 29, 2015